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                                                                   EXHIBIT 99.1

S A R D   V E R B I N N E N & C O                  NEWS

FOR IMMEDIATE RELEASE     Contact:     George Sard/Anna Cordasco/Paul Caminiti
                                       Sard Verbinnen & Co.
                                       212/687 - 8080






                          NEW VALLEY CORPORATION SELLS
                    FIVE SHOPPING CENTERS FOR $46.1 MILLION



         MIAMI, FL, AUGUST 30, 1999 -- New Valley Corporation (OTC: NVAL) today announced that its New Valley Realty division has completed the sale of five shopping centers to entities affiliated with P.O'B. Montgomery & Company for an aggregate purchase price of $46.1 million.
         New Valley received approximately $11 million in cash from the transaction before closing adjustments and expenses. The shopping centers were subject to approximately $35.1 million of mortgage financing which was assumed by the purchasers at closing.
         The shopping centers were located in Richland, Washington, Santa Fe, New Mexico, Milwaukie, Oregon, Marysville, Washington and Lincoln, Nebraska.
         New Valley is principally engaged in investment banking and brokerage through Ladenburg, Thalmann & Co. Inc., in real estate development in Russia through BrookeMil Ltd., and in ownership and management of commercial real estate in the U.S. through its New Valley Realty division.

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         SARD VERBINNEN & CO., INC. 630 THIRD AVENUE NEW YORK, NY 10017
                      TEL: 212-687-8080 FAX: 212-687-8344